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                                                                    EXHIBIT 99.4
                        DIGITAL TELEVISION SERVICES, INC.
                                DTS CAPITAL, INC.

                                Offer to Exchange
                                      their
               Series B 12 1/2% Senior Subordinated Notes Due 2007
                      for any and all of their Outstanding
                Series A 122% Senior Subordinated Notes Due 2007


To Our Clients:

         Enclosed for your consideration are the Prospectus dated December ____, 1997 (the "Prospectus") and the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer") in connection with the offer by Digital Television Services, Inc. (the "Company") and DTS Capital, Inc. ("Capital" and, together with the Company, the "Issuers"), to exchange their Series B 12 1/2% Senior Subordinated Notes due 2007 (the "Exchange Notes") for any and all of their outstanding Series A 12 1/2% Senior Subordinated Notes due 2007 (the "Private Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

         We are the registered holder of Private Notes held for your account. An exchange of the Private Notes can be made only by us as the registered holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Private Notes held by us for your account. The Exchange Offer provides a procedure for holders to tender by means of guaranteed delivery.

         We request information as to whether you wish us to exchange any or all of the Private Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

         Your attention is directed to the following:

         1. The Exchange Notes will be exchanged for the Private Notes at the rate of $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Private Notes. The Exchange Notes will bear interest (as do the Private Notes) at a rate equal to 12 1/2% per annum from their date of issuance. Interest on the Exchange Notes is payable semi-annually on February 1 and August 1, commencing February 1, 1998. Holders of Private Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Private Notes accepted for exchange will cease to accrue on the day prior to the issuance of the Exchange Notes. The form and terms of the Exchange Notes are the same in all material respects as the form and terms of the Private Notes (which they replace) except that the Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act").

         2. Based on interpretations by the staff of the Securities and Exchange Commission (the "SEC"), Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes.

         3. The Exchange Offer is not conditioned on any minimum principal amount of Private Notes being tendered.


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         4. Notwithstanding any other term of the Exchange Offer, or any extension of the Exchange Offer, the Issuers will not be required to accept for exchange, or exchange Exchange Notes for, any Private Notes not already accepted for exchange, and may terminate or amend the Exchange Offer before the acceptance of such Private Notes, if any of the conditions described in the Prospectus under "The Exchange Offer -- Conditions" exist.

         5. Tendered Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on January ___, 1998 by following the procedures set forth in the Letter of Transmittal.

         6. Any transfer taxes applicable to the exchange of the Private Notes pursuant to the Exchange Offer will be paid by the Issuers, except as otherwise provided in Instruction 4 of the Letter of Transmittal.

         If you wish to have us tender any or all of your Private Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Private Notes, the entire principal amount of Private Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITIES LAW.


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                        DIGITAL TELEVISION SERVICES, INC.
                                DTS CAPITAL, INC.

                                Offer to Exchange
                                      their
               Series B 12 1/2% Senior Subordinated Notes Due 2007
                      for any and all of their Outstanding
               Series A 12 1/2% Senior Subordinated Notes Due 2007

             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

         The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the Exchange Offer by the Issuers to exchange Exchange Notes for Private Notes.

         This will instruct you to tender the principal amount of Private Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

         The undersigned represents that: (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business; (ii) it is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes; and (iii) it is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         If the undersigned is a "broker" or "dealer" registered under the Exchange Act that acquired Private Notes for its own account pursuant to its market-making or other trading activities (other than Private Notes acquired directly from the Issuers), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the Exchange Notes meeting the requirements of the Securities Act in connection with any resales by it of Exchange Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

         You are hereby instructed to tender all Private Notes held for the account of the undersigned unless otherwise indicated below:


         [ ]   Do not tender any Private Notes.

         [ ]   Tender Private Notes in the principal amount of ________________.

                                   SIGNATURE:

                                   ---------------------------------------------
                                   Name of Beneficial Owner (please print)

                                   By:
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                                        Signature

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                                        Address

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                                        Zip Code

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                                        Area Code and Telephone Number

                                        Dated:                           , 199
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